COMMERCIAL LEASE

This indenture made the 17th day of March, 2022, by and between J N E PROPERTIES, LLC. of Waleska, Georgia, hereinafter referred to as Lessor; and GEORGIA FIRE & RESCUE SUPPLY, of Canton, Georgia, hereinafter referred to as Lessee:

WITNESSETH

1.	Premises and Term

For and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Lessee to be kept, observed, and performed, the Lessor has demised and leased, and does by these presents demise and lease unto the Lessee, the building and land located at 107 P. Rickman Industrial Drive, Canton, GA 30115 referred to as Building

To have and to hold the above described premises with all the rights, privileges, easements, and appurtenances thereunto belonging unto the Lessee for a period of 24 months commencing on April 11, 2022, and shall terminate at midnight April 10, 2024 unless the said term be sooner terminated as hereinafter set forth. The Lessee further covenants and agrees that, after the expiration of the initial lease term, or any subsequent extension, that Lessee will continue to pay the monthly lease payments and other charges provided for under the terms of this lease for a period of up to one additional year until such time that the premises are leased to a new tenant.

2.	Rentals and Deposit

(a)	In consideration thereof, the Lessee hereby covenants and agrees to pay to Lessor as rental for said demised premises the sum of Six Thousand Three Hundred Seventy-Fifty Dollars ($6,375.00), payable in monthly installments. Such monthly installments to be paid in advance on the 11th day of each and every month during the first 12 months of this lease.
(b)	Beginning on the 13th month of the term, Lessee hereby covenants and agrees to pay to Lessor as rental for said demised premises the sum of Six Thousand Three Hundred Seventy-Fifty Dollars ($6,630.00), payable in monthly installments. Such monthly installments to be paid in advance on the 11th day of each and every month during the last 12 months of this lease and possibly longer than the initial term as outlined in paragraph l above.
(c)	In addition to the rental payments outlined above, the Lessee agrees to pay to the Lessor on or before the signing of this lease the sum of Six Thousand Three Hundred Seventy-Fifty Dollars ($6,375.00) as a security deposit. The Six Thousand Three Hundred Seventy-Fifty Dollars ($6,375.00) deposit will be returned at the termination of this lease provided all provisions of the lease have been complied with by the Lessee. The deposit may be applied by the Lessor to the cost of restoring damage to the premises or to the cost of having premises cleaned or painted, if the premises are not left in the same condition as received.

(d)	It is hereby covenanted and agreed that all of said payments shall be made by direct deposit, wire, or placed in the United States Mail to our office (presently located at 809 Blue Heron Cove, Waleska. GA. 30183) postmarked by the due date, postage prepaid, or at such other place as the Lessor may from time to time designate in writing, and without any deduction whatever, and in legal tender of the United States of America. A 5-day grace period will be allowed. If the lease does not commence on the first of the month, rent for the first and last months shall be prorated accordingly.

3.                                          Interest. It is further covenanted and agreed that should any installment or installments of rent or other charges provided for under the terms of this lease be not paid when due, the same shall bear interest at a rate equal to the then existing highest prime rate published by a national bank in Knoxville, per annum from the date the same shall become due as herein provided.

4.                                          Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for all utility charges as they become due, including but not limited to those for sewer, sanitation, waste removal, water, gas, electricity, telephone, security services, and all other services supplied to Lessee in the operation of its business at the premises.

5.                                          Taxes. Lessor will be responsible to make payments for property taxes for the Building. Lessee agrees, in the event there is a percentage increase greater than the rent percentage increase during the 2nd year of the term of this lease in City, County, or State property taxes, whether because of increased rate or valuation, or any other assessment made on this property by any government or agency with the authority to make the assessment, Lessee shall pay to Lessor an amount equal to the percentage of the increase in tax or assessments.

6.                                          Insurance .Tenant shall not keep or have on or around the Premises any item of a dangerous, flammable or explosive nature that might unreasonably increase the risk of fire or explosion on or around the Premises or that might be considered hazardous by any responsible insurance company. Additional Tenant shall maintain the following insurance ("Tenant's Insurance"): a) Commercial General Liability Insurance applicable to the Premises and it appurtenances, b) Property/Business Interruption Insurance written on an All Risk or Causes of Loss - Special Form, for broad form water damage, at replacement cost value and with a replacement cost endorsement covering all Tenants business and trade fixtures and materials on or at the Premises ("Tenant's Property") and any leasehold improvements made by or for the benefit of Tenant; c) Workers' Compensation Insurance in the amounts required by law; and d) Employers Liability Coverage of at least $1,000,000 per occurrence. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's insurance prior to Tenant's possession

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of Premises. E) Lessee agrees, continuously during the term hereof and any extension, to pay to Lessor an amount equal to 100% of the premium for an insurance policy covering replacement cost of the building and the owner's public liability coverage in an aggregate amount of at least One Million Dollars ($1,000,000.00). Lessee further agrees to add the Lessor as a named insured on his own business liability insurance.

7.                                          Attorney's Fees. In the event of the employment of an attorney on account of violation of any term or condition of this lease by Lessee, Lessee agrees to pay reasonable attorney's fees to the Lessor.

8.                                          Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

9.                                          Use and Care of Premises. Lessee agrees to keep the interior of the building as a nonsmoking building. It is further covenanted and agreed that Lessee will not permit or suffer the commission of waste on said premises or the building thereon nor allow them to be used for any vicious or immoral purposes, or for any purpose that will substantially increase the rate of insurance thereon (except upon the payment of any increased premium occasioned by such use, to be paid as additional rental) or for any purpose in violation of the state laws, federal laws, or municipal ordinances, rules and regulations, now or hereafter in force and applicable thereto; and that Lessee shall keep and maintain said premises and buildings and every part thereof and all sidewalks and areas adjoining in a clean, safe, secure, and wholesome condition. The Lessee further covenants and agrees that they will, during said demised term, at there own expense, keep said premises, buildings, improvements, and fixtures, and all additions thereto, and appurtenances, and every part thereof, including grounds, electrical wiring, plumbing and heating installations, and any other system or equipment upon the premises in good repair and in a safe, clean, and wholesome condition, subject to the limitations set out in Paragraph 10(b) hereof, which shall be controlling, and according to the laws and city ordinances and direction of the proper public officers, and that they will, without injury to the roof, remove snow and ice therefrom when necessary, and clean the snow and ice from the sidewalks abutting said premises.

10.	Construction and Repair of Buildings

(a)  Lessee further covenants and agrees to and with Lessor that he will during said demised term, keep and maintain the building, fixtures, and additions thereto, in good, safe, and substantial repair and condition, and replace all broken glass with glass of the same size and quality as that broken, and that the Lessee and his successors in interest will not tear down or materially alter or change said premises, buildings, fixtures, additions, or appurtenances, or any part thereof, during the continuance of this lease in force, without first obtaining the written approval of the Lessor thereto; and that the buildings and improvements as they may be rebuilt, replaced, remodeled, enlarged, reconstructed, repaired, restored, changed, or altered by Lessee from time to time during the continuance of this lease in force, shall be such as shall equal or exceed in value the buildings and improvements theretofore on said premises so that the value of the

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buildings and improvements on said premises at any time shall not be lessened by reason thereof. The Lessee shall, in no event, however, have power, authority, or right hereunder to incur or create any obligation in respect to said premises, buildings, or improvements, which shall create or constitute a lien or claim in favor of himself or any third person against the right, title, or interest of the Lessor in or to said premises, buildings, or improvements which may now or hereafter be erected thereon; and notice is hereby given to all persons furnishing labor and materials therefor that any liens therefor shall attach only to the leasehold interest hereunder and be subject and subordinate to all the rights, title, and interest of the Lessor in and to said premises, buildings, and improvements and under this lease. The Lessee further covenants and agrees that in event of a default or breach of this lease by him, or the forfeiture hereof, or the termination of this lease by agreement of the parties or for any reason or circumstance on or before the ending date of this lease, stated on page one, then and in such event, he will forthwith thereafter with immediate dispatch and at his own expense, at the option of the Lessor, restore said premises, buildings, grounds, improvements, and appurtenances to the same and original condition as when taken, fair wear and tear excepted, whether such changes, alterations, or additions were made by him with the consent and approval of the Lessor or not.

(b)  Lessor agrees to maintain the roof and structural foundation of the building. The only exception to this agreement would be if damage were caused by the negligent acts or willful misconduct of Lessee, its employees, or agents, in which case the Lessee would be responsible for the cost of repairing any damage. Lessor also agrees to be responsible in the event the original heating and air-conditioning unit serving the office area should require replacement. Lessor also agrees to be responsible in the event the water heater should require replacement.

11.                                      Alterations. It is agreed that any alterations, additions, or improvements made to premises, whether with or without the consent of Lessor, except movable furniture and trade fixtures, shall, at the option of the Lessor, become the property of the Lessor, and shall remain upon and be surrendered with the premises as part thereof upon the termination of this lease, except as may be otherwise agreed in writing.

12.                                      Default. It is agreed that if the Lessee shall be "in default" in payment of rent or if the leased premises shall be abandoned or become vacant during the term of this lease without the Lessee having paid in full the rent for the entire term, then and in such case, the Lessor shall have the right and obligation, at his option, to take possession of the leased premises. In such instance, Lessor shall let the same as the agent of the Lessee, and apply the proceeds received from such letting toward the payment of the rent of the Lessee under this lease; and such re-entry and re-letting shall not discharge the Lessee from liability for deficiencies in rent, above that collected, nor from any other obligations of the Lessee under the terms hereof, or the Lessor may, at his option, re-enter the leased premises and annul and terminate this lease. Lessee shall be "in default" in event of failure to pay rent or otherwise comply with his obligations hereunder within 10 days after postmark of written notice of such claim of default addressed to Lessee is placed in the United States mail, first class, postage prepaid, or by hand delivery.

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13.                                      Remedies Upon Default. Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one the following remedies:

(a)	Landlord may terminate the Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice, with same force and effect as the originally fixed termination date. All rights of Tenant under this Lease and in the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in the notice;
(b)	Landlord may terminate this Lease hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default;

(c)	Landlord may, without terminating this Lease, declare immediately due and payable all monthly rent and additional rent due and coming due under this Lease for the entire remaining term thereof, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term, upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause ( c) less all costs, expenses and attorney's fees of Landlord incurred in connection with the reletting of the Premises, or
(d)	Landlord may, from time to time, without terminating the Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay monthly rent and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and after making such repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon other such terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon reletting, all rentals received may be applied, at Landlord's discretion, to other indebtedness such as repairs,

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alterations, attorney's fees before applying to rental or additional rental. In no way is Tenant entitled to any excess rent received by Landlord over and above charges the Tenant is obligated to pay hereunder; if rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such pervious breach.

Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in the Official Code of Georgia Annotated Section 44-7-52.

14.                                      Ordinances and Statutes. The Lessee shall comply with all statutes, ordinances and requirements of all municipal, state, and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee, and save Lessor harmless from penalties, fines, costs or damages from failing to do so. This would include any requirements for a Certificate of Occupancy or any requirements by authorized fire inspectors.

15.                                      Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to display in a prominent position a "For Lease" or "For Sale" sign, and permit persons desiring to lease or buy the same to inspect the premises thereafter.

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16.                                      Expiration of Term. Should the Lessee continue to occupy the premises after the expiration of said term, or after a forfeiture has occurred, whether with or against the consent of the Lessor, such tenancy shall be from month to month, and in no case shall a holding over by the Lessee after the expiration or forfeiture of this lease operate as a renewal or extension thereof, but he shall be only a tenant by the month and at the will of Lessor, until such time that a new lease agreement might be executed by both parties. Lessee agrees to give Lessor a 90-day notice of vacating the premises, whether during the last 90 days of this lease or any extension thereof or during month-to-month occupancy of premises.

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17.                                      Damage or Destruction of Premises. The Lessee shall use every reasonable precaution against fire, and shall in case of fire or other casualty, give immediate notice thereof to the Lessor, who shall, unless the building be so damaged that Lessor shall decide not to recondition, thereupon cause the damage to be promptly repaired, but if the premises, or the building of which these premises are a part, be so damaged that the Lessor shall decide not to recondition, either temporarily or permanently, then the term shall cease and the accrued rent shall be paid up to the time of the fire or other casualty with no further obligation of either party hereunder to recognize this lease if the building be later rebuilt. If the Lessor shall decide to rebuild, then rent during the restoration period shall abate in proportion to the damage sustained to the leased premises.

18.                                      Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee.

19.                                      Subleasing. Lessee shall not have the right or authority to sublease said premises or any part thereof, or to transfer or assign this lease, without the written consent of Lessor.

20.                                      Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

21.                                      Option to Renew. Provided that the Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional terms of 12 months, commencing at the expiration of the initial lease term or any subsequent extension. All terms and conditions of the lease shall apply during the renewal terms. Any option shall be exercised by written notice given to Lessor not less than 60 days prior to the expiration of the previous lease term. If notice is not given in the manner provided herein, the option shall expire. Rent will increase 4% annually per option renewal..

22.                                      Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

It is agreed that while the singular pronoun only is used in the foregoing contract, it shall be construed as masculine, feminine, or neuter, and as either singular or plural, as might be applicable to the parties to the contract.

The parties have executed this Lease on the dates stated adjacent to their signatures and each copy so executed shall constitute an original.

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23.                                      Exterior Signs. Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance and or removal of such signs.

24.                                      No Estate In Land. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

LESSOR: JNE PPROPERTIES, LLC

BY:	/s/ Andy Teixeira	Dated:	March 17, 2022
Andy Teixeira - Member

LESSEE: GEORGIA FIRE & RESCUE SUPPLY

BY:	/s/ JP Backwell	Dated:	March 17, 2022
JP Backwell - Managing Director

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